                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_]  Confidential, for Use of the
                                           Commission Only (as Permitted by Rule
                                           14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                              TIBCO Software Inc.
________________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[_]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

      Notes:

                              TIBCO Software Inc.
                               3165 Porter Drive
                              Palo Alto, CA 94304

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 26, 2001

                               ----------------

TO THE STOCKHOLDERS OF TIBCO SOFTWARE INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TIBCO Software Inc., a Delaware corporation, will be held on April 26, 2001 at 10:00 a.m. local time at our headquarters located at 3165 Porter Drive, Palo Alto, California, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

   1. To re-elect ten directors to serve until our next annual meeting of stockholders, or until their successors are duly elected and qualified.

   2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending November 30, 2001.

   3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on February 26, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose; call the toll-free number indicated on the enclosed proxy card and vote; or go to the website indicated on the enclosed proxy card and vote as promptly as possible. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card or voted telephonically or via the Internet.

                                          By Order of the Board of Directors,

                                                  /s/ Robert P. Stefanski
                                          _____________________________________
                                                    Robert P. Stefanski
                                                         Secretary

Palo Alto, California
March 8, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE TELEPHONICALLY OR VIA THE INTERNET AS INDICATED ON THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURNED A PROXY OR VOTED TELEPHONICALLY OR VIA THE INTERNET.

                            YOUR VOTE IS IMPORTANT

Stockholders of record or "registered stockholders" can vote:

  By Mail: Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

  By Telephone: Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

  By Internet: Go to the website indicated on the enclosed proxy and follow the instructions provided.

  If your shares are held in "street" name, that is in the custody of a financial institution or other holder of record, your vote is controlled by that institution or holder. Some institutions may also offer telephone voting or Internet voting as well as returning the proxy card by mail. Specific instructions are printed directly on your proxy card.

  Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                              TIBCO Software Inc.
                               3165 Porter Drive
                              Palo Alto, CA 94304

                               ----------------

                              PROXY STATEMENT FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of TIBCO Software Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 26, 2001, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our headquarters located at 3165 Porter Drive, Palo Alto, California. We intend to mail this proxy statement and accompanying proxy card on or about March 8, 2001 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

  Stockholders of record at the close of business on February 26, 2001 are entitled to notice of and to vote at the Annual Meeting. At the close of business on February 26, 2001, we had outstanding and entitled to vote 196,261,478 shares of common stock, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Votes Required for Approval

  The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date, February 26, 2001, is necessary to attain a quorum. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization from the beneficial owner to vote the owner's shares on a particular proposal because the nominee did not receive voting instructions (via proxy vote) from the beneficial owner. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. For purposes of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting.

  In the election of directors, the ten nominees receiving the highest number of affirmative votes shall be elected. Proposal 2 must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the subject matter of the proposal. A majority of votes cast at the Annual Meeting, in person or by proxy, is required for the approval of other items of business.

How to Vote Your Shares

  YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy.

Stockholders of record or "registered stockholders" can vote:

  By Mail: Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

  By Telephone: Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

  By Internet: Go to the website indicated on the enclosed proxy and follow the instructions provided.

  If your shares are held beneficially in "street" name through a nominee such as a financial institution or other holder of record, your vote may also be cast by telephone, by Internet, as well as by mail if your financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card.

  Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Solicitation

  We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals

  Any proposal of a stockholder which is intended to be presented by such stockholder at our 2002 Annual Meeting of Stockholders must be received by us no later than November 10, 2001 in order for such proposal to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Stockholder proposals received by us after that time will be considered untimely.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with our Secretary at our principal executive office, 3165 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Additional Information

  We have provided herewith without charge, to each stockholder of record as of February 26, 2001, a copy of our Annual Report on Form 10-K for fiscal 2000, including the attached Financial Statements and Financial Statement schedules, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Nominees

  A board of ten directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our ten nominees named below, all of whom are presently serving as directors. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

  The name of and certain information regarding each nominee are set forth below. There are no family relationships among our directors or executive officers.

             Name           Age (1)        Position with the Company
             ----           -------        -------------------------
   Vivek Y. Ranadive.......    43   President, Chief Executive Officer and
                                     Chairman of the Board
   Yogen Dalal.............    50   Director
   Peter Job...............    59   Director
   Edward R. Kozel.........    45   Director
   Donald J. Listwin.......    41   Director
   Larry W. Sonsini........    60   Director
   Matthew J. Szulik.......    45   Director
   David Ure...............    55   Director
   Michelangelo Volpi......    34   Director
   Philip K. Wood..........    45   Director

--------
(1) As of March 8, 2001

  Vivek Y. Ranadive has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. From 1985 to 1997, Mr. Ranadive served as the Chairman and Chief Executive Officer of Teknekron Software Systems, Inc., our predecessor company. Mr. Ranadive is a director of WebEx Communications, Inc., a company which provides real-time communications infrastructure for web meetings. In addition, Mr. Ranadive served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc. ("TFT"), a wholly owned subsidiary of Reuters Group PLC, our majority stockholder, from TFT's inception until December 1998. Mr. Ranadive received his B.S. in electrical engineering and computer science and his M.S. in engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard University.

  Yogen K. Dalal has been one of our directors since December 1997. Since September 1991, Mr. Dalal has been a Partner of Mayfield Fund, a venture capital firm. Mr. Dalal is a director of BroadVision, Inc., a supplier of Internet business applications, Nuance Communications, a supplier of voice recognition software, and several privately held companies. Mr. Dalal received his B.S. in electrical engineering from the Indian Institute of Technology, Bombay and his M.S. and Ph.D. in electrical engineering from Stanford University.

  Peter Job has been one of our directors since June 2000. Since 1963, Mr. Job has been employed by Reuters Group PLC and currently serves as its Chief Executive. Mr. Job received his B.A. in modern languages from Exeter College, Oxford University.

  Edward R. Kozel has been one of our directors since May 1997. Since November 1999, Mr. Kozel has been a managing member of Open Range Ventures. From October 1989 through October 2000, Mr. Kozel served as a director of Cisco Systems, Inc. and in various capacities at Cisco, most recently as Chief Technology Officer and Senior Vice President Business Development. Mr. Kozel is also a director of Reuters Group PLC and Yahoo! Inc. Mr. Kozel received his B.S. in electrical engineering from University of California, Davis.

  Donald J. Listwin has been one of our directors since October 1998. Mr. Listwin is President and Chief Executive Officer of Openwave, a worldwide leader of open Internet-based communications infrastructure software. Mr. Listwin has over 20 years of experience in the networking industry, including 10 years at Cisco Systems, Inc. Mr. Listwin serves on the Board of Directors for Openwave, JDS Uniphase, TIBCO and MarketItRight.com. He also is Chairman of the Board of Directors for NetAid, a worldwide Internet-based program that empowers individuals to help eradicate poverty in developing nations. Mr. Listwin holds a B.S. in Electrical Engineering from the University of Saskatchewan, Canada.

  Larry W. Sonsini has been one of our directors since May 1997. Mr. Sonsini has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati since 1966 and currently serves as the Chairman and Chief Executive Officer of the firm. Mr. Sonsini also serves as a director of Brocade Communications Systems, Inc., Commerce One, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic, Inc., Novell, Inc. and PIXAR, Inc. Mr. Sonsini received A.B. and L.L.B. degrees from the University of California, Berkeley.

  Matthew J. Szulik has been one of our directors since April 2000. Mr. Szulik has served as Chief Executive officer of Red Hat, Inc. since November 1999, as President since November 1998 and as a director since April 1999. Mr. Szulik also served as Chief Operating Officer of Red Hat from November 1998 to April 1999. Prior to joining Red Hat, from September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, a computer software company. From February 1996 to May 1997, Mr. Szulik served as President of Sapient International, a computer software company. Prior to that, from January 1993 to December 1995, he served as Senior Vice President in charge of sales and marketing for MapInfo Corp., a computer software company.

  David Ure has been one of our directors since June 2000. Mr. Ure was appointed Strategic Advisor to the Reuters board of directors in July 2000 after leaving the Reuters Group board in order to chair Radianz, the Reuter/Equant joint venture company that provides extranet facilities to the financial market. Mr. Ure joined the Reuters' board in 1988, managed the acquisition of TIBCO's predecessor company in 1994, and in 2000 negotiated with Equant to create Radianz. He joined Reuters in 1968 as a trainee journalist, then held a number of senior positions in the company, including developing its first transactions product, Reuters Dealing Service, for the foreign exchange market in 1981; heading Reuters operations in Europe, Middle East and Africa for nine years until 1991; and directing group technical, product and marketing strategy from 1991 to 1998. Mr. Ure was educated at Glasgow Academy, and Merton College Oxford.

  Michelangelo Volpi has been one of our directors since September 2000. Since 1994, Mr. Volpi has been employed by Cisco, serving in various capacities. Mr. Volpi is currently the Chief Strategy Officer at Cisco. Before joining Cisco, Mr. Volpi spent three years at Hewlett-Packard's Optoelectronics Division, serving as a product development engineer and product marketing manager. Mr. Volpi has a B.S. and an M.S. in Mechanical Engineering and an M.B.A., all from Stanford University.

  Philip K. Wood has been one of our directors since our inception. Since September 1990, Mr. Wood has been employed by Reuters and currently serves as Managing Director Business Development and Chairman of Reuters Consulting. Prior to joining Reuters, Mr. Wood was a partner at Price Waterhouse. Mr. Wood is currently a director of Pedestal and Blackbird and until June 2000 was a director of Instinet Corporation. He is a fellow of the Institute of Chartered Accountants and a member of the Association of Corporate Treasurers. Mr. Wood received his M.A. in physics from Balliol College, Oxford University.

  Reuters currently has the right under the stockholders agreement to nominate four of our ten directors so long as it holds 40% or more of our outstanding shares of voting stock. If Reuters holds less than 40% but at least 25% of our voting shares, Reuters will have the right to nominate three directors. If Reuters holds less than 25% but at least 10% of our voting shares, Reuters will have the right to nominate two directors. If the total number of our directors is increased and if Reuters then holds more than 40%, between 25% and 40% or between 10% and 25% of our outstanding shares of voting stock, Reuters will have the right to nominate the lowest number of directors such that Reuters-nominated directors constitute at least one-third, two-ninths or one-ninth of the Board of Directors, respectively. Pursuant to the stockholders agreement, Messrs. Job, Ure and Wood were nominated for election to the Board of Directors by Reuters.

Director Compensation

  Our 1998 Director Option Plan provides for option grants to each of our non-employee directors as follows: an initial grant upon first being elected to the board of an option to purchase 150,000 shares of common stock, and an annual automatic grant of 60,000 shares for each year of service thereafter. All options vest over a three-year period from the date of grant. Directors do not receive any cash compensation for serving on our Board of Directors.

Board Meetings and Committees

  The Board of Directors held a total of seven meetings (including regularly scheduled and special meetings) during fiscal 2000 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors while he served on the board, and (ii) the total number of meetings held by all committees on which he served, except as follows: Messrs. Kozel, Listwin, Sonsini and Volpi attended 58%, 62%, 57% and 50% of the meetings, respectively.

  Our Board of Directors has standing Audit and Compensation Committees, which assist the Board of Directors in the discharge of its responsibilities.

  The Audit Committee reviews our financial statements and our internal financial reporting systems and controls with our management and independent auditors, and reviews other matters relating to our relationship with our auditors. Members of the Audit Committee are elected by the board and serve for one-year terms. During fiscal 2000, the Audit Committee consisted of Messrs. Dalal, Kozel and Wood. The Audit Committee held five meetings during fiscal 2000. During fiscal 2000, the Board of Directors adopted an amended and restated Audit Committee Charter setting forth the responsibilities and duties of the Audit Committee, a copy of which is included herein as Appendix A. The Annual Report of the Audit Committee appears hereafter under the Caption "Proposal No. 2--Report of the Audit Committee of the Board of Directors."

  The Compensation Committee reviews and approves the annual salary and bonus for each executive officer consistent with the terms of any applicable employment arrangements, reviews, approves and recommends terms and conditions for all employee benefit plans, and administers our stock option plans. During fiscal 2000, the Compensation Committee consisted of Messrs. Dalal, Listwin and Wood. Pursuant to the stockholders agreement, Reuters has the right to nominate one member of our Compensation Committee. Members of the Compensation Committee other than the Reuters representative are appointed by the Board of Directors and serve one-year terms. The Stock Option Subcommittee of the Compensation Committee, comprised during fiscal 2000 of Messrs. Dalal and Listwin, reviews and approves stock option grants to employees and consultants. The Compensation Committee held six meetings during fiscal 2000. The Annual Report of the Compensation Committee appears hereafter under the Caption "Report of the Compensation Committee of the Board of Directors."

Required Vote

  The ten nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. The proxies cannot be voted for a greater number of persons than ten.


 Recommendation: The Board Of Directors Recommends That Stockholders Vote "for" The Re-election Of Messrs. Ranadive, Job, Dalal, Kozel, Listwin, Sonsini, Szulik, Ure, Volpi And Wood As Directors Of The Company.

                                PROPOSAL NO. 2
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending November 30, 2001. PricewaterhouseCoopers LLP and its predecessor, Coopers and Lybrand L.L.P., have been our auditors since we were established as a separate entity in January 1997. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting to make a statement and respond to appropriate questions.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee acts under a written charter which was amended, restated, adopted and approved by the Board of Directors in fiscal 2000. Each of the members of the Audit Committee, except Philip Wood, is independent as defined by our standards as set forth in the Audit Committee Charter and the Nasdaq listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

  Philip Wood is the chairman of the Audit Committee and is the Managing Director, Business Development of Reuters, our majority stockholder. Our Board of Directors believe that it is in our best interest to have Mr. Wood on the Audit Committee because Mr. Wood is the only member of our Board of Directors who has substantial financial accounting expertise. Prior to his current position, he was Deputy Finance Director of Reuters and held a senior financial position in that company for 10 years. Prior to that he was a partner at Price Waterhouse and had 14 years of service at that firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for fiscal 2000 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements for fiscal 2000. Additionally, this year the Audit Committee adopted the Audit Committee Charter to reflect the new standards set forth in SEC regulations and the Nasdaq listing standards. After appropriate review and discussion, the Board of Directors has determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

  The Audit Committee is responsible for recommending to the Board of Directors that our financial statements be included in our Annual Reports on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal 2000. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditors for fiscal 2000, those matters the auditors communicated to and reviewed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditors' independence with the auditors, and received a letter from the auditors concerning independence as required under applicable independence standards for auditors of public companies. The Audit Committee also discussed with the auditors the matters set forth in Statement on Auditing Standards No. 61. regarding the scope and results of the audit.

  The Audit Committee discussed with our internal independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

  In addition, the Audit Committee has discussed with the independent auditors their independence from management and us, including the matters in the written disclosures required by the Independence Standards Board Standard No.
1. This discussion and disclosure informed the Audit Committee of the auditors' independence, and assisted the Audit Committee in evaluating such independence. Upon recommendation of the Audit Committee, and subject to stockholder approval, the Board recommended the engagement of PricewaterhouseCoopers LLP to audit our 2001 financial statements.

  Finally, the Audit Committee reviewed and discussed with management and the auditors our audited consolidated balance sheets at November 30, 2000, 1999 and 1998, and our statements of income, cash flows and stockholders' equity for fiscal 2000, 1999 and 1998. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for fiscal 2000 as filed with the SEC.

                        AUDIT COMMITTEE FEE DISCLOSURES

  Set forth below is a discussion of the fees billed to us by PricewaterhouseCoopers LLP during fiscal 2000:

Audit Fees

  Audit fees billed to us by PricewaterhouseCoopers LLP during our fiscal 2000 for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q totaled $185,813.

All Other Fees

  Fees billed to us by PricewaterhouseCoopers LLP during fiscal 2000 for all other non-audit services rendered, including tax related services, totaled $942,910.

Audit Committee Independence

  The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing us with information technology services and other non-audit services, such as tax related services and technology security audits and has concluded that such services are compatible with PricewaterhouseCoopers LLP's independence from management and from us.

  All persons who spent more than fifty percent of their hours of employment on performing audits of us during fiscal 2000 were full-time permanent employees of PricewaterhouseCoopers LLP.

                                          AUDIT COMMITTEE OF THE BOARD OF
                                           DIRECTORS

                                                    /s/ Yogen K. Dalal
                                          _____________________________________
                                                      Yogen K. Dalal

                                                    /s/ Edward R. Kozel
                                          _____________________________________
                                                      Edward R. Kozel

                                                     /s/Philip K. Wood
                                          _____________________________________
                                                      Philip K. Wood

Required Vote

  The Board of Directors has conditioned its appointment of our independent accountants upon the receipt of the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy and voting at the Annual Meeting. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors.


 Recommendation: The Board Of Directors Recommends That Stockholders Vote "for" The Ratification Of The Appointment Of PricewaterhouseCoopers LLP As Our Independent Accountants.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 30, 2000 of:

    . each person or entity who we know to beneficially own five percent or more of the outstanding shares of our common stock;

    .  each of our directors;

    . our Chief Executive Officer and our four other most highly compensated executive officers (the "Named Executive Officers"); and

    .  all of our directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

  Unvested options granted prior to our initial public offering in July 2000 are immediately exercisable upon grant, provided that upon the optionee's cessation of service, any unvested shares are subject to repurchase by us at the original exercise price paid per share. In computing the number of shares beneficially owned by a person, the following shares are not included: (i) shares of common stock that will continue to be subject to our right of repurchase at the original exercise price paid per share for at least 60 days after November 30, 2000 and (ii) shares that are subject to options that are exercisable but will not be vested for at least 60 days after November 30, 2000.

  The address of each individual listed in the table is TIBCO Software Inc., 3165 Porter Drive, Palo Alto, CA 94304. The percentages in the table below are based on 194,624,034 shares of our common stock outstanding as of November 30, 2000. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has had sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

                                                       Shares       Percentage
       Name                                      Beneficially Owned Ownership
       ----                                      ------------------ ----------
Reuters Group PLC and related entities(1).......    122,135,661       62.75%
 85 Fleet Street
 London, EC4P 4AJ
Cisco Systems, Inc..............................     13,095,000        6.72
 170 West Tasman Drive San Jose, CA 95134
Vivek Y. Ranadive(2)............................      9,315,995        4.78
Paul G. Hansen(3)...............................        464,824          *
Rajesh U. Mashruwala(4).........................        507,152          *
Robert P. Stefanski(5)..........................        316,159          *
Richard M. Tavan(6).............................        498,283          *
Yogen K. Dalal(7)...............................      1,229,010          *
Edward Kozel(8).................................        158,000          *
Donald J. Listwin(9)............................        100,000          *
Larry W. Sonsini(10)............................         85,272          *
Matthew J. Szulik...............................            --           *
Michelangelo Volpi..............................            --           *
Philip K. Wood..................................            --           *
Peter Job(11)...................................    122,135,661       62.75
David Ure.......................................            --           *
All directors and executive officers as a group
 (16 persons)(12)...............................     12,847,194        6.60

--------
  * Less than one percent.

 (1) Represents shares held by Reuters Nederland B.V. Includes 11,888,319 shares reserved for sale to employees and consultants of TIBCO Finance Technology Inc., a wholly-owned subsidiary of Reuters Group PLC ("Reuters") pursuant to the exercise by such employees and consultants of purchase rights granted or to be granted to them by Reuters. Also includes 4,172,556 shares subject to options exercisable within 60 days of November 30, 2000. Reuters has agreed to limit its voting power such that the votes cast by Reuters will not represent more than 49% of the total votes eligible to be cast in any matter submitted to a vote of the our stockholders.

 (2) Includes 9,161,144 shares subject to options exercisable within 60 days of November 30, 2000. Excludes 145,000 shares subject to our right of repurchase and 192,125 shares subject to options that are unvested but exercisable within 60 days of November 30, 2000.

 (3) Includes 1,193,363 shares subject to options exercisable within 60 days of November 30, 2000. Excludes 14,040 shares subject to our right of repurchase and 784,934 shares subject to options that are unvested but exercisable within 60 days of November 30, 2000. Includes 18,996 shares beneficially owned by Mr. Hansen's children.

 (4) Includes 78,750 shares subject to options exercisable within 60 days of November 30, 2000. Excludes 328,129 shares subject to our right of repurchase exercisable within 60 days of November 30, 2000.

 (5) Includes 401,122 shares subject to options exercisable within 60 days of November 30, 2000. Excludes 249,225 shares subject to options that are unvested but exercisable within 60 days of November 30, 2000.

 (6) Includes 161,750 shares subject to options exercisable within 60 days of November 30, 2000. Excludes 210,001 shares subject to our right of repurchase and 79,500 shares subject to options that are unvested but exercisable within 60 days of November 30, 2000. Includes 12,000 shares beneficially owned by Mr. Tavan's son.

 (7) Includes 120,000 shares subject to options exercisable within 60 days of November 30, 2000. Includes 151,360 shares beneficially owned by the Dalal Revocable Trust. Also includes 815,475 shares held by Mayfield IX and 42,921 shares held by Mayfield Associates Fund III. Mr. Dalal, one of our directors, disclaims beneficial ownership of all shares held by the Mayfield partnerships except to the extent of his pecuniary interest in the partnerships.

 (8) Consists of 158,000 shares subject to options exercisable within 60 days of November 30, 2000.

 (9) Includes 92,000 shares subject to options exercisable within 60 days of November 30, 2000.

(10) Includes 70,001 shares subject to options exercisable within 60 days of November 30, 2000.

(11) Includes 122,135,661 shares held by Reuters as above-referenced. Mr. Job, one of our directors, is an executive officer of Reuters and disclaims beneficial ownership of all shares held by Reuters.

(12) Includes 11,974,165 shares subject to options exercisable within 60 days of November 30, 2000. Excludes 754,426 shares subject to our right of repurchase and 1,705,475 shares subject to options that are unvested but exercisable within 60 days of November 30, 2000.

               EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Summary Compensation Table

  The following table sets forth information concerning the compensation we paid to the Named Executive Officers for services rendered during the last three fiscal years. Amounts under the "Bonus" column include bonuses earned during the fiscal year indicated but deferred until a later year. In determining the amount of bonuses paid to the Named Executive Officers, the Compensation Committee considered our financial performance and the performance of the Named Executive Officers as compared to the performance of comparable companies and compensation data from such companies.

                                                       Long-Term
                                                      Compensation
                                                         Awards
                                                      ------------
                                  Annual               Securities
   Name and Principal          Compensation            Underlying   All Other
        Positions         Year    Salary      Bonus     Options    Compensation
   ------------------     ---- ------------  -------- ------------ ------------

Vivek Y. Ranadive........ 2000   $300,000    $530,822  3,000,000     $ 8,500(1)
 President, Chief
  Executive               1999    345,833     231,708        --
 Officer and Director     1998    455,000(2)  200,000    697,500       8,000(1)

Paul G. Hansen........... 2000    265,000     468,893    180,000      12,373(3)
 Executive Vice President
  and                     1999    258,333     140,000    112,497      12,818(4)
 Chief Financial Officer  1998     88,141(5)   40,000  1,349,997         --

Rajesh U. Mashruwala..... 2000    250,000     442,351    810,000      11,875(6)
 Executive Vice President 1999    217,000     240,000    149,997       8,000(1)
 Sales and Marketing      1998    213,333      85,000    187,500         --

Robert P. Stefanski...... 2000    250,000     442,351    255,000       8,500(1)
 Executive Vice
  President,              1999    241,667(7)  140,000    217,497       8,000(1)
 General Counsel and
  Secretary               1998    159,375(8)   75,000     54,000      41,430(9)

Richard M. Tavan......... 2000    240,000     264,000     60,000       8,500(1)
 Executive Vice
  President,              1999    231,333     140,000     42,000       8,000(1)
 Engineering and
  Operations              1998    234,000      66,000    108,000         --

--------
(1) Represents contributions made by us pusuant to our profit sharing savings plan.

(2) We were reimbursed $226,450 of this amount by Reuters for time Mr. Ranadive spent working on matters for TFT.

(3) Includes $3,873, which was reimbursed for executive financial planning services and $8,500, which represents contributions made by us pursuant to our profit sharing savings plan.

(4) Includes $4,818, which was reimbursed for executive financial planning services and $8,000, which represents contributions made by us pursuant to our profit sharing savings plan.

(5) Mr. Hansen began his employment with us as Executive Vice President and Chief Financial Officer in July 1998. His annualized salary in fiscal 1998 was $250,000 per year.

(6) Includes $3,375, which was reimbursed for executive financial planning services and $8,500, which represents contributions made by us pursuant to our profit sharing savings plan.

(7) Includes an option to purchase 180,000 shares granted to Mr. Stefanski in connection with his surrender of an option to purchase 210,000 shares which was granted to him by Reuters under the TFT stock option plan.

(8) Mr. Stefanski began his employment with us as Executive Vice President and General Counsel in March 1998. His annualized salary in fiscal 1998 was $225,000 per year.

(9) Represents amount reimbursed for relocation expenses.

Option Grants in Last Fiscal Year

  The following table sets forth information as to stock options granted to the Named Executive Officers during fiscal 2000. These options were granted under our 1996 Stock Option Plan, as amended, and, unless otherwise indicated, provide for vesting as to 25% of the underlying common stock one year after the date of grant, then ratably over a period of 36 months thereafter. Options were granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant. For options granted prior to our initial public offering in July 1999, the fair market value of our common stock on the date of grant was as determined by our Board of Directors. For options granted after the initial public offering, the fair market value of our common stock on the date of grant was the closing sales price of the common stock on The Nasdaq National Market on that date. The amounts under "Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term" represent the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the exercise price per share for the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The table does not take into account any appreciation in the price of our common stock from the date of the our initial public offering to the end of the fiscal 2000 or the date of this Proxy Statement.

                                                                         Potential Realizable
                                                                       Value at Assumed Annual
                         Number of  Percent Total                           Rate of Stock
                         Securities    Options                         Appreciation for Option
                         Underlying  Granted to   Exercise                       Term
                          Options   Employees in    Price   Expiration ------------------------
    Name                  Granted    Fiscal Year  Per Share    Date        5%          10%
    ----                 ---------- ------------- --------- ---------- ----------- ------------
Vivek Y. Ranadive.......   600,000       3.39%     $47.10    12/15/09  $17,774,147 $ 45,043,178
                         2,400,000      13.57       52.29     1/24/10   78,926,326  200,014,806
Paul G. Hansen..........    60,000       0.34       47.10    12/15/09    1,777,415    4,504,318
                           120,000       0.67       71.81     9/21/10    5,419,499   13,734,076
Rlajesh U. Mashruwala...    60,000       0.34       47.10    12/15/09    1,777,415    4,504,318
                           750,000       4.24       71.81     9/21/10   33,871,872   85,837,973
Robert P. Stefanski.....    30,000       0.17       47.10    12/15/09      888,707    2,252,159
                           225,000       1.28       71.81     9/21/10   10,161,561   25,751,392
Richard M. Tavan........    60,000       0.34       47.10    12/15/09    1,777,415    4,504,318

Aggregate Stock Option Exercises in Fiscal 2000 and Fiscal Year-End Values

  The following table sets forth information with respect to unexercised options held by the Named Executive Officers as of November 30, 2000. Amounts under "Unexercisable" in the table below include (i) unvested shares, notwithstanding the fact that such shares have been issued to the Named Executive Officer, and (ii) unvested options, notwithstanding the fact that they are immediately exercisable upon grant, in each case because unvested shares are subject to repurchase by us at the original exercise price upon the Named Executive Officer's cessation of service. The amounts under "Value of Unexercised In-the-Money Options" were calculated by determining the difference between the exercise price and the closing price of our common stock on The Nasdaq National Market on November 30, 2000, which was $34.625.

                                                   Number of Securities
                                                  Underlying Unexercised
                                                        Options at            Value of Unexercised
                           Shares                    November 30, 2000        In-The-Money Options
                         Acquired on    Value    ------------------------- --------------------------
    Name                  Exercise    Realized   Exercisable Unexercisable Exercisable  Unexercisable
    ----                 ----------- ----------- ----------- ------------- ------------ -------------
Vivek Y. Ranadive.......   450,000   $51,748,239  8,842,556    2,554,943   $282,442,623  $ 6,588,293
Paul G. Hansen..........   179,998    17,329,287    388,427      958,686     12,469,047   26,837,208
Rajesh U. Mashruwala....     --          --          45,000      765,000        --           --
Robert P. Stefanski.....   118,500    11,229,033    160,023      487,974      4,821,662    8,417,467
Richard M. Tavan........     --          --          79,750      125,750      2,238,752    2,680,689

Employment Agreements

  All of our executive officers are employed at-will. However, Mr. Ranadive's employment may only be terminated upon 120 days written notice and Mr. Stefanski's employment may only be terminated upon six months written notice pursuant to agreements entered into with us. Each of our other executive officers may be terminated without cause or with cause upon (i) two weeks written notice or (ii) pay equal to two weeks of such officer's salary in lieu of such notice.

  Each of our executive officers is a party to our standard non-disclosure agreement. Under the non-disclosure agreements, for one year following their termination, our employees agree not to solicit any other employee to leave our employ. The employees also agree not to disclose any confidential information that they obtained during their employment to any third parties at any time during or subsequent to their employment. In addition, any inventions, discoveries or improvements created by the employees during their employment belong to us.

                              EXECUTIVE OFFICERS

  The name of and certain information regarding each of our executive officers is set forth below.

           Name           Age Position
           ----           --- --------
                              President, Chief Executive Officer and Chairman
 Vivek Y. Ranadive.......  43 of the Board
                              Executive Vice President, Finance Chief Financial
 Paul G. Hansen..........  52 Officer
 Rajesh U. Mashruwala....  49 Executive Vice President, Sales and Marketing
                              Executive Vice President, General Counsel and
 Robert P. Stefanski.....  39 Secretary
                              Executive Vice President, Engineering and
 Richard M. Tavan........  52 Operations
 Christopher G. O'Meara..  43 Vice President, Finance
 Ginger M. Kelly.........  36 Vice President, Corporate Controller

  Vivek Y. Ranadive has served as our President, Chief Executive Officer and Chairman of our Board since its inception in January 1997. From 1985 to 1997, Mr. Ranadive served as the Chairman and Chief Executive Officer of Teknekron. In addition, Mr. Ranadive served as President, Chief Executive Officer and Chairman of the Board of TFT from its inception until December 1998. Mr. Ranadive received his B.S. in electrical engineering and computer science and his M.S. in engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard University.

  Paul G. Hansen has served as our Executive Vice President and Chief Financial Officer since July 1998. From 1984 to July 1998, Mr. Hansen held various positions at Adaptec, Inc., a publicly-traded supplier of bandwidth management solutions, including Vice President, Finance, Chief Financial Officer and Assistant Secretary from 1988 to July 1998. Mr. Hansen received his B.S. in business from the State University of New York.

  Rajesh U. Mashruwala has served as our Executive Vice President, Sales and Marketing since March 1997. From February 1995 to March 1997, Mr. Mashruwala held various positions with us and with TIBCO Inc., including a position as our Vice President, Enterprise Business Applications. From October 1993 to February 1995, Mr. Mashruwala was President of Media Computer Technology, Inc., a provider of magnetic and optical media products. Mr. Mashruwala received his degree in engineering from the Indian Institute of Technology, Bombay and his M.S. in engineering from the University of California, Berkeley.

  Robert P. Stefanski has served as our Executive Vice President and General Counsel since May 1998 and as our Secretary since May 1997. From November 1996 to March 1998, Mr. Stefanski was the Director of Intellectual Property for Reuters America, Inc., an affiliate of ours. From September 1989 to November 1996, Mr. Stefanski was an attorney with the law firm of Weil, Gotshal & Manges. Mr. Stefanski received his B.S. in mathematics from Northern Michigan University and his M.S. in engineering and his J.D. from the University of Michigan.

  Richard M. Tavan has served as our Executive Vice President, Engineering and Operations since January 1997. From November 1986 to January 1997, Mr. Tavan held various positions at TIBCO Inc., including Vice President, Engineering. From June 1983 to November 1986, Mr. Tavan was Director of Engineering for 3Com Corporation. Mr. Tavan received his B.S. in electrical engineering and computer science from the Massachusetts Institute of Technology.

  Christopher G. O'Meara has served as our Vice President, Finance since August 1998. From June 1992 to July 1998, Mr. O'Meara was Corporate Vice President and Treasurer at Adaptec. Mr. O'Meara received his B.A. in economics from Stanford University and his M.B.A. from Northwestern University.

  Ginger M. Kelly has served as our Vice President, Chief Accounting Officer since June 1999 and Corporate Controller since February 1999. From January 1998 to February 1999, Ms. Kelly was Operations Controller with us. Prior to joining TIBCO Software, Ms. Kelly held various finance positions with Informix Software Inc. and worked as a C.P.A. with Ernst & Young LLP. Ms. Kelly received her B.S. in Business Administration from San Jose State University.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that, during fiscal 2000, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied except as follows: Mr. Ranadive's filings were untimely for the months of January, February and June; and Ms. Kelly's April filing was untimely.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During fiscal 2000, the Compensation Committee of our Board of Directors consisted of Yogen K. Dalal, Donald J. Listwin and Philip K. Wood. Mr. Wood is the Deputy Finance Director of Reuters, our majority stockholder, and Mr. Wood was nominated for service on our Board of Directors by Reuters.

  We entered into an amended license, maintenance and distribution agreement with Reuters and TFT, a subsidiary of Reuters, in May 1999. Revenue from Reuters and TFT under the license, maintenance and distribution agreement, consisting primarily of product fees on sales by TFT of our products to financial services companies, was $20.8 million in fiscal 2000.

  Reuters and TFT were required under the license, maintenance and distribution agreement to pay us minimum guaranteed product fees of $18 million in calendar 2000 and are required to pay us minimum guaranteed product fees in calendar 2001. On an annual basis beginning in 2002, Reuters may elect to extend the payment of minimum guarantees on an annual basis with minimum guarantees of at least $20 million in each of 2002 and 2003 and at least 110% of the prior year's minimum guaranteed product fees in each year thereafter.

  The terms of the license, maintenance and distribution agreement were the result of negotiations among Reuters, TFT and us, and were approved by a majority of our Board of Directors, including a majority of our independent and disinterested directors. For a more detailed description of the terms of the license agreement, see "Compensation Committee Interlocks and Insider Participation" in our Definitive Proxy Statement for fiscal 1999, which was filed with the Securities and Exchange Commission on March 10, 2000.

  We have from time to time entered into arrangements with TFT regarding the sharing of employees on various customer projects. For services TFT provided to us under these arrangements, we recorded expenses of approximately $0.3 million in fiscal 2000. We believe that the terms of the intercompany services provided by TFT during fiscal 2000 were on terms no less favorable to us than we could have negotiated with an unaffiliated third party.

  Mr. Volpi is the Chief Strategy Officer of Cisco. In March 1999, we granted Cisco a three-year license to embed its TIB/Rendezvous product and multicasting technology in its Internetworking Operating System and Cisco Networking Services for Active Directory, or CNS/AD, products. In November 1999, we granted Cisco an expanded license to embed its TIB/Rendezvous and TIB/Hawk products in all of Cisco's products. We recorded $0.9 of service and maintenance revenue from Cisco under these agreements in fiscal 2000. The terms of the Cisco agreements were the result of arm's-length negotiations between Cisco and us, and were approved by a majority of our Board of Directors, including a majority of our independent and disinterested directors. We believe that the terms of the technology licensing agreement with Cisco are no less favorable to us than could have been negotiated with an unaffiliated third party.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Our executive compensation program is designed to align stockholder interests with our business strategy, values and management initiatives. It is based on the following four principles: (i) to link the interests of management with those of stockholders by making a substantial portion of executive compensation depend upon our financial performance and by encouraging ownership of our stock, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are among the most competitive in the industry, (iii) to reward individual results by recognizing performance through salary, annual cash incentive and long-term incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

  The executive compensation guidelines of the Compensation Committee were developed to combine competitive levels of compensation and rewards for superior performance and to align relative compensation with the achievements of essential corporate goals, satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock option grants to management are beneficial in aligning management and stockholder interests, and consequently increasing stockholder value.

  A position evaluation program establishes grade levels among all positions reflecting the importance and value of each position to us. A position's grade level determines a range of values within which the executive's compensation is set.

  Executive officers' compensation includes: annual cash compensation (consisting of base salary and annual incentive awards paid in cash) and long-term incentive awards, as well as additional features which are available to most other employees, including a 401(k) plan, medical, life insurance, and an employee stock purchase plan, some of which allocate payments generally based on an individual's level of annual cash compensation. Benefits under these general plans are indirectly tied to our performance.

  The cornerstone of our compensation program is to pay for performance. In addition to base salary, all major elements of our executive compensation programs vary directly with both corporate and individual performance. As part of that, the Committee sets aggressive performance targets for its executives. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

Annual Cash Compensation

  Amounts paid as base salary, including merit salary increases, are determined by the executive's performance, placement in the salary range established for the executive's position and the salaries offered in the industry for comparable positions. Salaries for our executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the executive's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given each such factor by the Committee may vary with each individual. Outside independent consultants are periodically used to gather and analyze industry comparisons of salary data to ensure that the salary ranges used in the compensation program are competitive for comparable positions. The Committee monitors and approves changes in base salary for the Named Executive Officers.

  The Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including the officer's level of responsibility, individual performance, contributions to our success and our financial performance generally. The Committee sets and approves the formulas which establish the amounts available for annual incentive awards. For fiscal 2000, incentive awards paid to most executive officers were primarily determined by applying the provisions of the TIBCO Executive Incentive Plan (2000). This plan's formula measures our performance as measured by revenue growth. Each year the Committee approves goals for the Incentive Plan based on our strategy and the outlook for business conditions that year. After the close of business each year, the formula takes into account how well we performed against our goals.

  Amounts actually paid for annual incentive awards to executives are based on the executive's individual performance and salary. Awards are approved by the Committee based upon recommendations by management after year end. It is our intent to place a greater proportion of the executive's annual cash compensation at risk through the variable amounts available for an annual incentive award.

Long-Term Incentive Awards

  Long-term incentive awards are made under the 1996 Stock Option Plan, as amended ("Plan"). The Plan, which is administered by the Committee, is an omnibus plan and provides stock based awards to eligible employees which include most employees as well as our executive officers.

  Stock option awards are based on guidelines that provide for larger awards commensurate with position levels that reflect competitive grant practices within a broad peer group of companies in the software, e-commerce and Internet industries. Because of the direct relationship between the value of an option and the stock price, the Committee believes that options motivate executive officers to manage our company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To achieve this goal, stock options typically vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to our officers are prior performance, level of responsibility, other compensation and the executive officer's ability to influence our long-term growth and profitability. The stock option plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

  Section 162(m) of the Internal Revenue Code disallows a deduction by us for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Committee has not had to use any of the available exemptions from the deduction limit. The Committee remains aware of the Internal Revenue Code section 162(m) limitations and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

  Vivek Y. Ranadive has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. The Committee used the executive compensation practices described above to determine Mr. Ranadive fiscal 2000 compensation. In setting both the cash-based and equity-based elements of Mr. Ranadive's compensation, the Committee made an overall assessment of Mr. Ranadive's leadership in reaching our long-term and short-term strategic, operational and business goals for fiscal 2000. Mr. Ranadive's total compensation reflects a consideration of both competitive forces and our performance.

  More specifically, the Committee reviewed salaries paid to CEOs in other companies in our geographic area and industry. Furthermore, the Committee determined that our revenue growth of 161% over our last fiscal year was due in significant part to the leadership of Mr. Ranadive. In recognition of Mr. Ranadive's leadership during fiscal 2000, the Compensation Committee awarded Mr. Ranadive a bonus of $530,822, of which $272,847 was paid in December 2000 and $257,975 was deferred until December 2001. Mr. Ranadive was also awarded stock option grants to purchase an aggregate of 3,000,000 shares of common stock at an average exercise price of $49.70 per share.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                           OF DIRECTORS

                                                    /s/ Yogen K. Dalal
                                          _____________________________________
                                                      Yogen K. Dalal

                                                   /s/ Donald J. Listwin
                                          _____________________________________
                                                     Donald J. Listwin

                                                    /s/ Philip K. Wood
                                          _____________________________________
                                                      Philip K. Wood

                            STOCK PERFORMANCE GRAPH

  The following graph compares cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index, S&P Technology Sector Index and the Internet Stock Index. The graph assumes that $100 was invested on July 13, 1999 (the date of our initial public offering) in our common stock, the Nasdaq Stock Market-U.S. Index, the S&P Technology Sector Index and the Internet Stock Index, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Please note that historic stock price performance is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                  7/14/99 7/99   8/99   9/99  10/99  11/99  12/99   1/00   2/00    3/00   4/00   5/00   6/00   7/00   8/00   9/00
                  ------- ----- ------ ------ ------ ------ ------ ------ ------- ------ ------ ------ ------ ------ ------ ------
TIBCO Software
 Inc............  100.00  92.67  83.79  92.96 120.47 299.63 472.61 476.47 1214.09 755.33 825.42 515.52 993.83 954.59 944.75 782.56
Nasdaq Stock
 Market.........  100.00  93.43  97.38  97.52 105.33 118.15 144.13 138.78  165.15 161.76 136.06 119.64 140.64 133.02 148.73 129.40
S & P Technology
 Sector.........  100.00  99.20 104.84 104.43 105.97 117.42 140.36 129.82  146.81 158.79 144.70 130.25 144.52 137.63 152.95 124.77
Peer Group......  100.00  86.77  92.68 100.24 112.58 137.95 174.26 163.59  163.59 202.13 168.98 138.94 159.01 159.03 177.00 154.69
                  10/00  11/00
                  ------ ------
TIBCO Software
 Inc............  583.87 320.90
Nasdaq Stock
 Market.........  118.73  91.54
S & P Technology
 Sector.........  117.95  94.76
Peer Group......  136.59 101.79

Other Matters

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

                                          By Order of the Board of Directors

                                                  /s/ Robert P. Stefanski
                                          _____________________________________
                                                    Robert P. Stefanski
                                                         Secretary

March 8, 2001

APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                              TIBCO SOFTWARE INC.

  PURPOSE:

  The purpose of the Audit Committee of the Board of Directors of TIBCO Software Inc. (the "Company") shall be:

  1. To provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  2. To provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  3. To nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  4. To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

  The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

  MEMBERSHIP:

  The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria, except as noted below:

  1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

  2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

  3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

  In exceptional and limited circumstances, one non-independent director may be appointed to the Audit Committee if:

  1. The Board of Directors determines that his or her membership is required by the best interests of the Company and its stockholders; and

  2. The Company discloses the nature of the relationship and the reasons for that determination in its next annual proxy statement.

  RESPONSIBILITIES:

  The responsibilities of the Audit Committee shall include:

  1. Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  2. Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  3. Reviewing fee arrangements with the independent auditors;

  4. Reviewing the independent auditors' proposed audit scope, approach and independence;

  5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  6. Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  7. Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  8. Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  9. Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  10. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
      Schedule 14A;

  11. Approving the Company's Business Ethics Policy and reviewing management's monitoring of compliance with the Policy;

  12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14. Reviewing related party transactions for potential conflicts of interest;

  15. Reviewing the Audit Committee's own structure, processes and membership requirements; and

  16. Performing such other duties as may be requested by the Board of Directors.

  MEETINGS:

  The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

  The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

  MINUTES:

  The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Secretary shall act as Secretary of the Audit Committee.

  REPORTS:

  Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      1858-PS-01

                                     PROXY

                              TIBCO SOFTWARE INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TIBCO Software Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 8, 2001, and hereby appoints Vivek Y. Ranadive and Paul G. Hansen, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of common stock of TIBCO Software Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of TIBCO Software Inc. to be held on April 26, 2001 at 10:00 a.m., local time, at the headquarters of TIBCO Software Inc. located at 3165 Porter Drive, Palo Alto, CA 94304, and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

_____________                                                    _____________
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE RESERVE
    SIDE                                                             SIDE
_____________                                                    _____________

                    Vote by Telephone                                                          Vote by Internet
-------------------------------------------------------------      -----------------------------------------------------------------

It's fast, convenient, and immediate!  Call Toll-Free on a         It's fast, convenient, and your vote is immediately confirmed and

Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).                  posted.

Follow these four easy steps:                                      Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.          1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Call the toll-free number 1-877-PRX-VOTE                       2.  Go to the Website
    (1-877-779-8683)                                                   http://www.eproxyvote.com/tibx

3.  Enter your 14-digit Voter Control Number located on your       3.  Enter your 14-digit Voter Control Number located on your
    Proxy Card above your name.                                        Proxy Card above your name.

4.  Follow the recorded instructions.                              4.  Follow the recorded instructions provided.

Your vote is important!                                            Your vote is important!
Call 1-877-PRX-VOTE anytime!                                       Go to http://www.eproxyvote.com/tibx

     Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE

[X]  Please mark vote as in this example.

     A vote FOR the following proposals is recommended by the Board of Directors.

1. To re-elect ten directors, each to serve until TIBCO Software's next annual meeting of stockholders or until their successors are duly elected and qualified.

     Current Directors:
     ------------------
     (01) Vivek Y. Ranadive    (02) Yogen K. Dalal       (03) Peter Job
     (04) Ed Kozel             (05) Donald J. Listwin    (06) Larry W. Sonsini
     (07) Matthew J. Szulik    (08) David Ure            (09) Michelangelo Volpi
     (10) Philip K. Wood


[_]  FOR ALL NOMINEES           [_]  WITHHELD FROM ALL NOMINEES

[_]      _______________________________________________
         For all nominees except as noted above

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Independent Accountants for the fiscal year ending November 30, 2001.


     [_] FOR               [_] AGAINST                   [_] ABSTAIN

In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof.

[_] MARK HERE FOR ADDRESS CHANGE AND
NOTE AT RIGHT                                ________________________________
                                             ________________________________

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.


Signature: _______________ Date: ________   Signature: ____________ Date: ______